Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Rick Popko
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-486-7853
mspolver@fortinet.com	rpopko@fortinet.com

Fortinet Announces Preliminary First Quarter 2013 Results
SUNNYVALE, Calif. - April 10, 2013 - Fortinet® (NASDAQ: FTNT) - a leader in high-performance network security - today announced certain preliminary financial information for the first quarter ended March 31, 2013.

Total billings1 are expected to be in the $147 million to $149 million range compared to the company’s previously-announced guidance of $158 million to $162 million. Total revenue is expected to be in the $134 million to $136 million range compared to the company’s guidance of $138 million to $141 million. Non-GAAP net income per diluted share1 is expected to be approximately $0.10 compared to the company’s guidance of $0.11 to $0.12.

“Our financial results were negatively impacted by several deals in the U.S. service provider segment which did not close as expected, macro factors in Latin America and EMEA, and, to a lesser extent, the timing of new appliance product releases and inventory shortages,” stated Ken Xie, founder, president and chief executive officer of Fortinet. “We were pleased with the strong performance of the Asia Pacific region as well as traction in the U.S. Enterprise sector during the first quarter. We remain optimistic about Fortinet’s long-term opportunities as our products and innovation are strong and security demand drivers remain high.”

1 A reconciliation of expected GAAP to non-GAAP financial measures has been provided in the tables included below. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call Today
Fortinet will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its preliminary first quarter results. The call can be accessed by dialing (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 34797801. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's Website at http://investor.fortinet.com and a replay will be archived and accessible at: http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through April 17, 2013, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 34797801.

Fortinet plans on releasing its full first quarter fiscal year 2013 results after the market closes on April 30, 2013 and will issue a separate press release with the conference call details.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and a market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2012 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise - from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
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Copyright © 2013 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice and FortiWeb. Other trademarks belong to their respective owners. Fortinet has not independently verified statements or certifications herein attributed to third parties, and Fortinet does not independently endorse such statements. Notwithstanding anything to the contrary herein, nothing herein constitutes a warranty, guarantee, binding specification or other binding commitment by Fortinet, and performance and other specification information herein may be unique to certain environments.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in our business, demand drivers, and our view regarding future prospects and opportunities. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; timing of orders; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales and purchase delays; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks, including those around marketing, new product development and introductions and innovation; competitive dynamics; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future event
Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus stock-based compensation expense reduced by the income from payments we received from a patent settlement, and includes the impact of the tax adjustment, if any, required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP tax rate. We believe the effective tax rates we used are reasonable estimates of long-term normalized tax rates under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

Reconciliations of expected non-GAAP results of operations to the nearest comparable GAAP measures

Reconciliation of expected range of GAAP revenue to billings
(Unaudited, in millions)

	Three Months Ended March 31, 2013
Total revenue	$134.0	$136.0
Increase in deferred revenue	13.0	13.0
Total billings (Non-GAAP)	$147.0	$149.0

Reconciliation of expected GAAP to Non-GAAP net income and diluted net income per share
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31, 2013
	GAAP Results	Adjustments		Non-GAAP Results
Net Income	12.2	5.0	(a)	$17.2
Adjustments:
Stock-based compensation expense		9.3
Patent settlement income		(0.5)
Tax adjustment		(3.8)	(b)
		5.0
Diluted net income per share	$0.07			$0.10
Shares used in per share calculations - diluted	167.8			167.8

(a) To exclude $9.3 million of stock-based compensation expense offset by $0.5 million of patent settlement income in the three months ended March 31, 2013, adjusted for the tax impact on a pro forma basis as referred to in (b) below.

(b) Non-GAAP financial information is adjusted to achieve an overall 33 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the three months ended March 31, 2013.